EXHIBIT 10.3

NEW HAVEN SAVINGS BANK

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

EFFECTIVE APRIL 1, 1988

PREAMBLE

The principal objective of this non-qualified Supplemental Executive Retirement Plan is to ensure the payment of a competitive level of retirement income in order to attract, retain and motivate selected executives. The plan is designed to provide a benefit which, when added to other retirement income of the executive, will meet the objective described above. Eligibility for participation in the plan shall be limited to executives selected by the Compensation Committee of the Board of Directors. This plan will become effective on April 1, 1988, and will be effective as to each participant on the date he or she is designated as such hereunder.

SECTION I

Definitions

1.1 “Affiliate” means any corporation, partnership or other organization which, during any period of employment of a Participant, was at least 50% controlled by the Bank or an affiliate of the Bank.

1.2 “Basic Plan” means the New Haven Savings Bank Employees’ Retirement Plan.

1.3 “Basic Plan Benefit” means the amount of benefit payable from the Basic Plan to a Participant in the form of a straight life annuity when benefits commence under the Basic Plan.

1.4 “Committee” means the Compensation Committee of the Board of Directors of the Bank, which has been given authority by the Board of Directors to administer this Plan.

1.5 “Bank” means the New Haven Savings Bank.

1.6 “Earnings” means total compensation, including bonuses and Section 401(k) salary reduction amounts, averaged over the 36 highest paid consecutive months of employment with the Bank or Affiliate.

1.7 “Other Retirement Income” means retirement income from defined benefit or defined contribution plans, excluding employee contributions to the Plans, payable to a Participant from previous employers.

1.8 “Participant” means an employee of the Bank or Affiliate designated as a Participant by the Committee. An employee shall become a Participant in the Plan as of the date he or she is individually selected by, and specifically named in the resolutions of, the Committee for inclusion in the Plan.

1.9 “Plan” means the Bank’s Supplemental Executive Retirement Plan.

1.10 “Retirement” means the termination of a Participant’s employment with the Bank on one of the retirement dates specified in Section 2.1.

1.11 “Service” means a Participant’s vesting years of service as defined in the Basic Plan.

1.12 “Surviving Spouse” means the spouse of a Participant who is eligible to receive a surviving spouse benefit under the Basic Plan.

1.13 The masculine gender, where appearing in the Plan will be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates the contrary.

SECTION II

Eligibility For Benefits

2.1 Each Participant is eligible to retire and receive a benefit under this Plan beginning on one of the following dates:

(a) “Normal Retirement Date”, which is the first day of the month following the month in which the Participant reaches age 65.

(b) “Early Retirement Date”, which is the first day of any month following the month in which the Participant reaches age 55 and has 10 years of Service provided approval for early retirement by the Committee is obtained.

(c) “Postponed Retirement Date”, which is the first day of the month following the Participant’s Normal Retirement Date in which the Participant terminates employment with the Bank.

SECTION III

Amount and Form of Retirement Benefit

Amount of Benefit

3.1 The annual retirement benefit payable at a Normal Retirement Date under the Plan will equal 55% of Earnings for Participants with 15 years of Service reduced 2% for each year Service is less than 15 years, less any Basic Plan Benefit, and less any Other Retirement Income.

3.2 The annual benefit payable at an Early Retirement Date will equal 55% of Earnings for Participants with 15 years of Service reduced 2% for each year Service is less than 15 years reduced by 3% for each year payments begin before 65, less any Basic Plan Benefit, and less any other retirement income.

3.3 The annual benefit payable at a Postponed Retirement Date, will be equal to the benefit determined in accordance with Section 3.1 based on Earnings and Service as of the Participant’s Postponed Retirement Date.

Form of Benefit

3.4 The benefits determined under this Plan will be payable in the same form with respect to benefits payable under the Basic Plan.

SECTION IV

Payment of Retirement Benefits

4.1 Benefits payable in accordance with Section III will commence on the Participant’s date of Retirement or, in the case of Early Retirement, on the first day of any month following the Participant’s Early Retirement Date but not later than his Normal Retirement Date, as the Participant elects under the Basic Plan.

4.2 No benefits are payable under this Plan if a Participant terminates employment for any reason, including death, prior to age 55 and the attainment of 10 years of Service.

4.3 Benefits shall be forfeited to the extent that a Participant is engaged in activity including but not limited to fraud, dishonesty, competition or other activities resulting in detriment to the Bank, as determined by the Bank in its sole discretion; whether before or after the Participant’s retirement.

SECTION V

Death Benefits Payable

5.1 If a Participant should die after attaining age 55 and 10 years of service and before Retirement, the Surviving Spouse will receive a benefit equal to 50% of the amount of the Participant’s retirement benefit determined in accordance with Section III, actuarially adjusted in the same manner as is applicable under the Basic Plan, as if the Participant had retired and commenced receiving a benefit on the first of the month following the date of his death.

5.2 A Surviving Spouse’s benefits will be payable monthly, and will commence on the first day of the month following the month in which the Participant dies. The last payment will be on the first day of the month in which the Surviving Spouse dies or remarries, whichever event occurs first.

SECTION VI

Disability

6.1 In the event the Committee determines that a Participant has become totally disabled after attaining age 55 and 10 years of service, but prior to the Normal Retirement Date, no benefits are immediately payable from the Plan. Benefits will reflect Earnings during the twelve months before the disability began and Service credited during the disability as though the Participant was working for the Bank, and will become payable on the Participant’s Normal Retirement Date.

SECTION VII

Miscellaneous

7.1 The Committee may, in its sole discretion, terminate, suspend or amend this Plan at any time or from time to time, in whole or in part. However, no amendment or suspension of the Plan will affect a retired Participant’s right or the right of a Surviving Spouse to receive a benefit accrued in accordance with this P1an.

7.2 Nothing contained herein will confer upon any Participant the right to be retained in the service of the Bank, nor will it interfere with the right of the Bank to discharge or otherwise deal with Participants without regard to the existence of this Plan.

7.3 This Plan is unfunded, and the Bank will make Plan benefit payments solely on a current disbursement basis.

7.4 To the maximum extent permitted by law, no benefit under this Plan shall be assignable or subject in any manner to alienation, sale, transfer, claims of creditors, pledge, attachment or encumbrances of any kind.

7.5 The Committee may adopt rules and regulations to assist it in the administration of the Plan.

7.6 This Plan is established under and-will be construed according to the laws of the State of Connecticut.

FIRST AMENDMENT

TO THE

NEW HAVEN SAVINGS BANK

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(effective as of April 1, 1988)

WHEREAS, the New Haven Savings Bank (the “Bank”) wishes to modify certain provisions of the New Haven Savings Bank Supplemental Executive Retirement Plan (“SERP”) in order to clarify the exact method by which benefits under the SERP are to be calculated; and

WHEREAS, it is necessary to amend the SERP in order to effect these clarifications.

NOW THEREFORE, with respect to Participants retiring on and after September l, 1992, Section 3.4 of the SERP is hereby amended in its entirety to read as follows:

Calculation and Form of Benefit

3.4 The benefits under this Plan shall be calculated in the form of a single life annuity, and then shall be converted into, and paid in, the same form as the Participant’s accrued benefit under the Basic Plan. In converting the benefits under this Plan from the single life annuity form of payment to an actuarially equivalent form, the same actuarial adjustments shall be used as are used under the Basic Plan.

Dated: 4/27/93

THE NEW HAVEN SAVINGS BANK

By	/s/ [ILLEGIBLE]
Its [ILLEGIBLE]

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Amendment No. 1

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

SECTION I

Definitions

1.6	“Earnings means total compensation, including bonuses and Section 401(k) salary reduction amounts, averaged over the 36 highest paid consecutive months of employment with the Bank or Affiliate.

PROPOSED:

“Earnings means total compensation, including bonuses, Salary reduction amounts, and all salary deferred under the NHSB Executive Deferred Compensation Plan, averaged over the 36 highest paid consecutive months of employment with the Bank or Affiliate.

THE NEW HAVEN SAVINGS BANK SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN HAS BEEN AMENDED AND RESTATED TO BE EFFECTIVE ON THIS 26th DAY OF October, 1993.

Voted, Approved and Adopted by the Board on this 26th Day of October, 1993.

SIGNED:

BY: David R. Rice

TITLE: Vice President and Secretary

[SEAL]

THIRD AMENDMENT

TO THE

NEW HAVEN SAVINGS BANK

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, pursuant to Section 7.1 of the New Haven Savings Bank Supplemental Executive Retirement Plan (the “SERP”), the Compensation Committee of the Board of Directors of the New Haven Savings Bank (the “Bank”) reserved the authority to amend the SERP at any time; and

WHEREAS, the Bank wishes to modify the SERP in order to include in the definition of earnings all amounts, including both salary and incentive awards, deferred under the New Haven Savings Bank Deferred Compensation Plan; and

WHEREAS, the Compensation Committee has determined that it is necessary to amend the SERP in order to effect this modification.

NOW THEREFORE, Section 1.6 of the SERP is hereby amended in its entirety to read as follows:

1.6 “Earnings” means the total compensation paid to a Participant for services rendered to the Bank or an Affiliate, including bonuses, salary reduction amounts and all salary and incentive awards deferred under the New Haven Savings Bank Deferred Compensation Plan, averaged over the 36 consecutive highest-paid months of such Participant’s employment with the Bank or an Affiliate.

The foregoing amendment shall be effective as of February 23, 1999.

THE NEW HAVEN SAVINGS BANK

Signed: /s/ David R. Rice

By: David R. Rice

Title: Vice President & Secretary